Exhibit 99.2

First Century Bankshares, Inc.

2005 Annual Stockholder’s Meeting

April 19, 2005

Net Income

NET INCOME

$4,000 $3,000 $2,000 $1,000 $-$2,145 $3,375 $2,792 $3,055

2001 2002 2003 2004

Year-End Stock Price

YEAR-END STOCK PRICE

$30.00

$20.00 $10.00

$-$15.30 $18.25 $22.00 $24.00

2001 2002 2003 2004

Nonperforming assets/total assets

NONPERFORMING ASSETS/TOTAL ASSETS

3.00%

2.00%

1.00% 0.00%

2.73%

1.48%

1.17%

0.95%

0.84%

2000 2001 2002 2003 2004

Trust Assets

TRUST ASSETS UNDER ADMINISTRATION

Market Value - $ in millions $400 $300

$200 $100 $0 $379 $353 $335 $314 $348

2000 2001 2002 2003 2004

2004 Comparison Strategic Plan to Actual

Strategic Plan Actual

Average Assets $364,680,000 $368,179,000

Net Income $3,074,000 $3,055,000

Earnings per share $1.54 $1.53

Dividends $0.88 $0.88

2004 Comparison Strategic Plan to Actual

Strategic Plan Actual

Return on Average Assets 0.84% 0.83%

Return on Average Equity 8.62% 8.67%

Share price $22.74 $24.00

Springhaven Branch Update

One Year Anniversary March 15, 2005

Total Loans: $31,800,000

Total Deposits: $7,500,000

145 Springhaven Drive - Princeton

Thank you!